News Release

For Immediate Release:	For More Information, Contact:
October 22, 2025	Katie Doyle
336-286-8741

First Bancorp Reports Third Quarter Results

Third Quarter 2025 Financial Data
(Dollars in 000s, except per share data)	Q3-2025	Q2-2025	Q3-2024
Summary Income Statement
Total interest income	$144,200	$136,741	$131,409
Total interest expense	41,711	40,065	48,366
Net interest income	102,489	96,676	83,043
Provision for credit losses	3,442	2,212	14,200
Noninterest income	(12,879)	14,341	13,579
Noninterest expenses	60,211	58,983	59,850
Income tax expense	5,594	11,256	3,892
Net income	$20,363	$38,566	$18,680

Key Metrics
Diluted EPS	$0.49	$0.93	$0.45
Adjusted diluted EPS (1)	$1.01	$0.93	$0.45
Book value per share	38.67	37.53	35.74
Tangible book value per share	26.98	25.82	23.91
ROA	0.64%	1.24%	0.61%
Adjusted ROA (1)	1.31%	1.24%	0.61%
ROCE	5.14%	10.11%	5.14%
Adjusted ROCE (1)	10.55%	10.11%	5.14%
ROTCE	7.83%	15.25%	8.30%
Adjusted ROTCE (1)	15.66%	15.25%	8.30%
NIM	3.46%	3.32%	2.88%
NIM- T/E	3.47%	3.32%	2.91%
Quarterly NCO ratio	0.14%	0.06%	0.11%
ACL ratio	1.44%	1.47%	1.53%

Capital Ratios (2)
Tangible common equity to tangible assets	9.12%	8.83%	8.47%
Common equity tier I capital ratio	14.35%	14.64%	14.37%
Total risk-based capital ratio	16.58%	16.90%	16.65%
(1) Q3-2025 adjusted to exclude impact of securities loss of $27.9 million (after tax $21.4 million). See Appendices D, E, F and G.
(2) September 30, 2025 ratios are preliminary.

Third Quarter 2025 Highlights
•Diluted earnings per share ("D-EPS") was $0.49 per share for the third quarter of 2025 compared to $0.93 for the linked quarter and $0.45 for the like quarter.
•Excluding the impact of the $27.9 million securities loss, adjusted D-EPS was $1.01 per share for the third quarter of 2025.
•We accelerated loan growth in the third quarter, resulting in total loans of $8.4 billion at September 30, 2025, representing an increase of $193.6 million, or 9.3% annualized.
•Total loan yield expanded to 5.69%, up 16 basis point from the linked quarter and 18 basis points from the like quarter. Total cost of funds increased 3 basis points to 1.51% for the quarter ended September 30, 2025 from 1.48% for the linked quarter and contracted from 1.81% for the like quarter.
•The yield on securities increased 14 basis points to 2.55% for the quarter ended September 30, 2025 from 2.41% for the linked quarter. We executed a securities loss-earnback transaction during July, in which we sold $194.3 million of securities and we purchased $167.4 million of securities with a weighted average yield of 4.83%. The increased yield on the new purchases was included for over half of the third quarter.
•Average core deposits were $10.8 billion for the third quarter of 2025, an increase of $108.1 million from the linked quarter, with $28.4 million of growth in noninterest bearing deposits and $151.8 million of growth in average money market accounts, partially offset by a decline of $37.8 million in average time deposits. Total cost of deposits was 1.46%, an increase of 3 basis points from 1.43% for the linked quarter and a decrease of 30 basis points from the like quarter at 1.76%.
•We continue to focus on expense management. Noninterest expenses of $60.2 million represented a $1.2 million increase from the linked quarter and $0.4 million from the like quarter. The linked quarter increase was driven by a $1.6 million increase in Total personnel expense.
•During the quarter, the Company released $4.0 million of loan loss provision related to Hurricane Helene.
•Noninterest-bearing demand deposits were $3.6 billion, representing 33% of total deposits at September 30, 2025. During the third quarter of 2025, customer deposits grew $55.7 million.
•The on-balance sheet liquidity ratio was 18.2% at September 30, 2025, down slightly from 20.0% for the linked quarter. Available off-balance sheet sources totaled $2.5 billion at September 30, 2025.

Third Quarter 2025 Results
SOUTHERN PINES, N.C. - First Bancorp (the "Company") (NASDAQ - FBNC), the parent company of First Bank, reported unaudited third quarter earnings today. The Company announced net income of $20.4 million, or $0.49 D-EPS, for the three months ended September 30, 2025 compared to $38.6 million, or $0.93 D-EPS, for the three months ended June 30, 2025 ("linked quarter") and $18.7 million, or $0.45 D-EPS, for the third quarter of 2024 ("like quarter"). For the nine months ended September 30, 2025, the Company recorded net income of $95.3 million, or $2.30 per diluted common share, compared to $72.7 million, or $1.76 per diluted common share, for the nine months ended September 30, 2024.
Adjusting for the securities loss-earnback transaction completed in July, adjusted net income was $41.8 million, or $1.01 adjusted D-EPS, for the third quarter of 2025. For the nine months ended September 30, 2025, adjusted net income was $116.8 million, or $2.82 adjusted D-EPS.
The Company continued to enhance net interest income and net interest margin ("NIM") during the third quarter of 2025. The Company recorded net interest income of $102.5 million for the third quarter of 2025, compared to $96.7 million for the linked quarter and $83.0 million for the like quarter. NIM for the third quarter of 2025 expanded to 3.46% from 3.32% for the linked quarter and 2.88% for the like quarter.
First Bancorp also continued to maintain expense control with noninterest expenses of $60.2 million for the third quarter of 2025, up slightly from $59.0 million for the linked quarter and $59.9 million for the like quarter. For the nine months ended September 30, 2025, the Company recorded noninterest expense of $177.1 million, down from $177.3 million, for the nine months ended September 30, 2024.
The results for the third quarter 2025 include a securities loss of $27.9 million ($21.4 million after-taxes, or negative $0.52 per diluted share) from the securities loss-earnback transaction that included the sale of $194.3 million of available-for-sale securities yielding of 1.63%. The reconciliations from net income and D-EPS to adjusted net income and adjusted D-EPS (both non-GAAP measures) for the third quarter of 2025 are presented in Appendix D.
The results for the third quarter of 2025 also include a $4.0 million reduction to the potential impacts to the allowance for credit losses from Hurricane Helene ($3.1 million after-taxes or $0.07 per diluted share).The reconciliations from net income and per share impact for the third quarter of 2025 are presented in Appendix H.
Richard H. Moore, Chairman and CEO of the Company, stated "First Bancorp continues to improve financial results in 2025 with substantial margin expansion of 14 basis points and continued expense discipline. We grew loans over 9% annualized in the quarter and benefited from the increases in asset yields as assets originated in the COVID-era historic low interest rate environment continue to mature or reprice. Our liquidity position, capital levels and credit quality remain strong. We are very pleased with the Bank's performance through three quarters."

Net Interest Income and Net Interest Margin
Net interest income for the third quarter of 2025 was $102.5 million, an increase of 6.0% from the linked quarter of $96.7 million and 23.4% from the like quarter of $83.0 million. The increase in net interest income from the linked and like quarters was primarily driven by our focused efforts to manage deposit costs after the rate cuts by the Federal Reserve, while increasing loan yields through originations as well as increased securities yields resulting from the securities loss-earnback transactions executed in the fourth quarter of 2024 and the third quarter of 2025.
The Company’s NIM for the third quarter of 2025 was 3.46%, an increase of 14 basis points from the linked quarter and 58 basis points from the like quarter. Within interest-earning assets, loan yields increased 16 basis points to 5.69%. Also, we executed a securities loss-earnback transaction including the purchase of $167.4 million of securities with a weighted average yield of 4.83% that contributed to the 14 basis point increase in the yield on securities as compared to the linked quarter. During the quarter ended September 30, 2025, the cost of interest-

Third Quarter 2025 Results
bearing deposits increased 4 basis points from the linked quarter and fell 41 basis points from the like quarter, attributable to the three rate cuts by the Federal Reserve between September and December 2024 and the one rate cut in September 2025. The like quarter expansion of NIM was driven by the same factors described above resulting in an increase of 84 basis points in securities yield, an increase of 18 basis points in loan yields, and a decrease of 41 basis points in the cost of interest-bearing deposits.

	For the Three Months Ended
YIELD INFORMATION	September 30, 2025	June 30, 2025	September 30, 2024

Yield on loans	5.69%	5.53%	5.51%
Yield on securities	2.55%	2.41%	1.71%
Yield on other earning assets	4.64%	4.63%	4.90%
Yield on total interest-earning assets	4.86%	4.69%	4.56%

Cost of interest-bearing deposits	2.18%	2.14%	2.59%
Cost of borrowings	7.20%	7.22%	7.97%
Cost of total interest-bearing liabilities	2.24%	2.20%	2.66%
Total cost of funds	1.51%	1.48%	1.81%
Cost of total deposits	1.46%	1.43%	1.76%

Net interest margin (1)	3.46%	3.32%	2.88%
Net interest margin - tax-equivalent (2)	3.47%	3.32%	2.91%
Average prime rate	7.46%	7.50%	8.43%

(1) Calculated by dividing annualized net interest income by average earning assets for the period.
(2) Calculated by dividing annualized tax-equivalent net interest income by average earning assets for the period. The tax-equivalent amount reflects the tax benefit that the Company receives related to its tax-exempt loans and securities, which carry interest rates lower than similar taxable investments due to their tax-exempt status. This amount has been computed using the expected tax rate and is reduced by the related nondeductible portion of interest expense.

See Appendix I regarding loan purchase discount accretion and its impact on the Company's NIM.

Provision for Credit Losses and Credit Quality
For the three months ended September 30, 2025, June 30, 2025 and September 30, 2024, the Company recorded $3.4 million, $2.2 million and $14.2 million in provision for credit losses, respectively. The provision for the third quarter of 2025 was driven by net charge-offs of $3.0 million, reserves related to loan growth of $193.6 million, increased reserves from somewhat deteriorating macro-economic projections, partially offset by the $4.0 million reduction in reserves for potential credit exposure from Hurricane Helene. The net effect of these factors was a $0.4 million increase in the allowance for credit losses to $120.9 million, or 1.44% of loans. Additionally, the $0.1 million provision for unfunded commitments during the quarter was the result of an increase in the level of available unfunded lending commitments. Macro-economic forecasts are a key driver in the Company's CECL model and some of the September data reflected declines from the prior quarter which increased reserves. The provision for the third quarter of 2024 was driven by an incremental provision of $13.0 million related to potential loan exposure from Hurricane Helene.
Within the portions of Western North and South Carolina that were significantly impacted by Hurricane Helene starting late in the third quarter of 2024, the Company identified borrowers that were potentially impacted by the storm and subsequent economic impacts which represented approximately $674 million of loans outstanding as of September 30, 2025. Based upon its continuing evaluation of these potential impacts, the Company adjusted the incremental reserve for potential exposure from Hurricane Helene to $3.5 million as of

Third Quarter 2025 Results
September 30, 2025. The remaining incremental reserve contributes 5 basis points to the Allowance for Credit Losses at period end. The results for the third quarter of 2025 included a $4.0 million reduction to the potential impacts to the allowance for credit losses from Hurricane Helene.
Asset quality remained strong with annualized net loan charge-offs of 0.14% for the third quarter of 2025. Total nonperforming assets ("NPAs") remained at a low level at $39.0 million at September 30, 2025, or 0.31% of total assets, up slightly from 0.28% at June 30, 2025 and 0.29% at September 30, 2024.
The following table presents the summary of NPAs and asset quality ratios for each period.

ASSET QUALITY DATA ($ in thousands)	September 30, 2025	June 30, 2025	September 30, 2024

Nonperforming assets
Nonaccrual loans	$37,289	$34,625	$34,125
Accruing loans > 90 days past due	—	—	—
Total nonperforming loans	37,289	34,625	34,125
Foreclosed real estate	1,718	1,218	1,519
Total nonperforming assets	$39,007	$35,843	$35,644

Asset Quality Ratios
Quarterly net charge-offs to average loans - annualized	0.14%	0.06%	0.11%
Nonperforming loans to total loans	0.44%	0.42%	0.43%
Nonperforming assets to total assets	0.31%	0.28%	0.29%
Allowance for credit losses to total loans	1.44%	1.47%	1.53%

Noninterest Income
Total noninterest income for the third quarter of 2025 was negative $12.9 million, reflecting the inclusion of the $27.9 million loss on securities. Excluding the loss on securities, noninterest income totaled $15.0 million during the third quarter of 2025, a 4.8% increase from the $14.3 million recorded in the linked quarter and a 10.7% increase from the $13.6 million recorded for the like quarter. As compared to the linked quarter, noninterest income, excluding the loss on securities, was higher primarily due to a $0.7 million increase in gain on sale of the guaranteed portion of SBA loans.

Noninterest Expenses
Noninterest expenses amounted to $60.2 million for the third quarter of 2025 compared to $59.0 million for the linked quarter and $59.9 million for the like quarter. The $1.2 million, or 2.1%, increase in noninterest expense from the linked quarter was driven by a $1.6 million increase in total personnel expenses arising from increased salaries and wages expense and incentives. The $0.4 million increase from the like quarter was driven by a $0.4 million increase in total personnel expenses and a $0.3 million increase in Occupancy and equipment related expenses, partially offset by a $0.2 million decline in Intangibles amortization expense.

Income Taxes
Income tax expense totaled $5.6 million for the third quarter of 2025 compared to $11.3 million for the linked quarter and $3.9 million for the like quarter. These equated to effective tax rates of 21.6%, 22.6% and 17.2% for the respective periods.

Third Quarter 2025 Results

Balance Sheet
Total assets at September 30, 2025 were $12.8 billion, an increase of $142.0 million, or 4.5% annualized, from the linked quarter and an increase of $596.8 million, or 4.9%, from a year earlier. The increase from the linked quarter was primarily driven by loan growth and an increase in our available for sale securities portfolio.
Key period end balance sheet components are presented below.

BALANCES ($ in thousands)	September 30, 2025	June 30, 2025	September 30, 2024	Change 3Q25 vs 2Q25	Change 3Q25 vs 3Q24

Total assets	$12,750,263	$12,608,265	$12,153,430	1.1%	4.9%
Loans	8,419,224	8,225,650	8,013,538	2.4%	5.1%
Investment securities	2,680,401	2,661,236	2,429,259	0.7%	10.3%
Total cash and cash equivalents	597,975	711,286	744,441	(15.9)%	(19.7)%
Noninterest-bearing deposits	3,580,560	3,542,626	3,350,237	1.1%	6.9%
Interest-bearing deposits	7,300,610	7,287,754	7,154,692	0.2%	2.0%
Borrowings	92,421	92,237	91,694	0.2%	0.8%
Shareholders’ equity	1,603,323	1,556,180	1,477,525	3.0%	8.5%
Driven by decreased unrealized losses on the available for sale securities portfolio, total investment securities increased to $2.7 billion at September 30, 2025, reflecting a $19.2 million increase from the linked quarter. Total unrealized losses on available for sale investment securities was $251.8 million at September 30, 2025, as compared to $298.9 million at June 30, 2025 and $331.5 million at September 30, 2024. As part of the July securities loss-earnback transaction in the securities portfolio, $194.3 million of securities were sold at a loss of $27.9 million and $167.4 million of securities were purchased, with a weighted average yield of 4.83%.
Total loans amounted to $8.4 billion at September 30, 2025, an increase of $193.6 million, or 9.3% annualized, from June 30, 2025 and an increase of $405.7 million, or 5.1%, from September 30, 2024. Please see below table for total loan portfolio mix. As of September 30, 2025, there were no notable concentrations in geographies within North Carolina and South Carolina or industries, including in office or hospitality categories, which are included in the "commercial real estate - non-owner occupied" category in the table below. The Company's exposure to non-owner occupied office loans represented approximately 6.2% of the total portfolio at September 30, 2025, with the largest loan being $33.0 million and with an average loan outstanding balance of $1.4 million. Non-owner occupied office loans are generally in non-metro markets and the ten largest loans in this category represent less than 2% of the total loan portfolio.

Third Quarter 2025 Results
The following table presents the period end balance and portfolio percentage by loan category.

LOAN PORTFOLIO	September 30, 2025		June 30, 2025		September 30, 2024
($ in thousands)	Amount	Percentage	Amount	Percentage	Amount	Percentage

Commercial and industrial	$904,226	11%	$911,227	11%	$847,284	11%
Construction, development & other land loans	688,302	8%	633,529	8%	760,949	9%
Commercial real estate - owner occupied	1,337,345	16%	1,254,596	15%	1,226,050	15%
Commercial real estate - non-owner occupied	2,773,349	33%	2,758,629	34%	2,572,901	32%
Multi-family real estate	535,681	6%	509,419	6%	460,565	6%
Residential 1-4 family real estate	1,743,884	21%	1,731,397	21%	1,737,133	22%
Home equity loans/lines of credit	365,488	4%	355,876	4%	331,072	4%
Consumer loans	70,031	1%	70,137	1%	76,787	1%
Loans, gross	8,418,306	100%	8,224,810	100%	8,012,741	100%
Unamortized net deferred loan fees	918		840		797
Total loans	$8,419,224		$8,225,650		$8,013,538
Total deposits were $10.9 billion at September 30, 2025, an increase of $50.8 million, or 1.9% annualized, from June 30, 2025 and an increase of $376.2 million, or 3.6%, from September 30, 2024.
The Company has a diversified and granular deposit base which has remained a stable funding source with noninterest-bearing deposits comprising 33% of total deposits at September 30, 2025. As presented in the table below, our deposit mix has remained relatively consistent.

DEPOSIT PORTFOLIO	September 30, 2025		June 30, 2025		September 30, 2024
($ in thousands)	Amount	Percentage	Amount	Percentage	Amount	Percentage

Noninterest-bearing checking accounts	$3,580,560	33%	$3,542,626	33%	$3,350,237	32%
Interest-bearing checking accounts	1,418,378	13%	1,443,010	13%	1,426,356	13%
Money market accounts	4,527,728	41%	4,446,485	41%	4,189,174	40%
Savings accounts	532,462	5%	536,247	5%	541,501	5%
Other time deposits	504,942	5%	514,865	5%	602,148	6%
Time deposits >$250,000	312,255	3%	337,382	3%	385,995	4%
Total customer deposits	10,876,325	100%	10,820,615	100%	10,495,411	100%
Brokered deposits	4,845	—%	9,765	—%	9,518	—%
Total deposits	$10,881,170	100%	$10,830,380	100%	$10,504,929	100%
As of September 30, 2025 and June 30, 2025, estimated insured deposits totaled $6.5 billion, or 59.7% of total deposits. In addition, at September 30, 2025 and June 30, 2025, there were collateralized deposits of $682.7 million and $707.0 million, respectively, such that approximately 66.0% and 66.3%, respectively, of our total deposits were insured or collateralized at those dates.

Capital
The Company maintains capital in excess of well-capitalized regulatory requirements, with an estimated total risk-based capital ratio at September 30, 2025 of 16.58%, down from the linked quarter ratio of 16.90% and from the like quarter ratio of 16.65%. The decrease during the third quarter of 2025 in risk-based capital ratios was driven by the $193.6 million of loan growth during the quarter, which carries a higher risk weight than short term investments.

Third Quarter 2025 Results
The Company has elected to exclude accumulated other comprehensive income ("AOCI") related primarily to available for sale securities from common equity tier 1 capital. AOCI is included in the Company’s tangible common equity ("TCE") to tangible assets ratio (a non-GAAP financial measure) which was 9.12% at September 30, 2025, an increase of 29 basis points from the linked quarter and 65 basis points from September 30, 2024. The third quarter increase in TCE was driven by improvements in the level of unrealized losses on the available for sale securities portfolio during the quarter, partially a result of the securities loss-earnback transaction along with market improvements. Please refer to Appendix A for a reconciliation of common equity to TCE (a non-GAAP measure) and Appendix C for a calculation of the TCE ratio (a non-GAAP measure).

CAPITAL RATIOS	September 30, 2025 (estimated)	June 30, 2025	September 30, 2024

Tangible common equity to tangible assets (non-GAAP)	9.12%	8.83%	8.47%
Common equity tier I capital ratio	14.35%	14.64%	14.37%
Tier I leverage ratio	11.18%	11.23%	11.29%
Tier I risk-based capital ratio	15.14%	15.45%	15.19%
Total risk-based capital ratio	16.58%	16.90%	16.65%

Liquidity
Liquidity is evaluated as both on-balance sheet (primarily cash and cash-equivalents, unpledged securities and other marketable assets) and off-balance sheet (readily available lines of credit and other funding sources). The Company continues to manage liquidity sources, including unused lines of credit, at levels believed to be adequate to meet its operating needs for the foreseeable future.
The Company's on-balance sheet liquidity ratio (net liquid assets as a percent of net liabilities) at September 30, 2025 was 18.2%. In addition, the Company had approximately $2.5 billion in available lines of credit at that date resulting in a total liquidity ratio of 35.3%.

Third Quarter 2025 Results

About First Bancorp
First Bancorp is a bank holding company headquartered in Southern Pines, North Carolina, with total assets of $12.8 billion. Its principal activity is the ownership and operation of First Bank, a state-chartered community bank that operates 113 branches in North Carolina and South Carolina. Since 1935, First Bank has taken a tailored approach to banking, combining best-in-class financial solutions, helpful local expertise, and technology to manage a home or business. First Bank also provides SBA loans to customers through its nationwide network of lenders. Member FDIC, Equal Housing Lender.
Please visit our website at www.LocalFirstBank.com for more information.
First Bancorp's common stock is traded on The NASDAQ Global Select Market under the symbol "FBNC."
Caution about Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” or other words or phrases concerning opinions or judgments of the Company and its management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of the Company’s customers, the Company’s level of success in integrating acquisitions, actions of government regulators, the level of market interest rates, and general economic conditions. For additional information about the factors that could affect the matters discussed in this paragraph, see the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K available at www.sec.gov. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements. The Company is also not responsible for changes made to this press release by wire services, internet services or other media.

Non-GAAP Measures
In this Earnings Release, we present certain measures of our performance that are calculated by methods other than in accordance with generally accepted accounting principles (“GAAP”). Company management uses these non-GAAP measures for purposes of evaluating our performance. Non-GAAP measures exclude or include amounts that are not normally excluded or included in the most directly comparable measure determined in accordance with GAAP. Company management believes an appropriate analysis of the Company's financial performance requires an understanding of the factors underlying such performance. Non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP. Please see the Appendices attached to this Earnings Release for reconciliations of return on tangible common equity, tangible common equity, tangible book value per share, the tangible common equity ratio, adjusted net income and adjusted D-EPS.

Third Quarter 2025 Results

First Bancorp and Subsidiaries Financial Summary

CONSOLIDATED INCOME STATEMENT
	For the Three Months Ended			For the Nine Months Ended
($ in thousands, except per share data - unaudited)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Interest income
Interest and fees on loans	$118,822	$112,931	$111,076	$342,286	$331,346
Interest on investment securities:
Taxable interest income	17,571	16,857	10,779	49,952	34,798
Tax-exempt interest income	1,114	1,116	1,116	3,346	3,350
Other, principally overnight investments	6,693	5,837	8,438	18,017	17,351
Total interest income	144,200	136,741	131,409	413,601	386,845
Interest expense
Interest on deposits	40,035	38,405	46,420	116,559	130,299
Interest on borrowings	1,676	1,660	1,946	4,994	13,114
Total interest expense	41,711	40,065	48,366	121,553	143,413
Net interest income	102,489	96,676	83,043	292,048	243,432
Provision for credit losses	3,442	2,212	14,200	6,770	15,941
Net interest income after provision for credit losses	99,047	94,464	68,843	285,278	227,491
Noninterest income
Service charges on deposit accounts	4,225	3,976	4,320	11,968	12,327
Other service charges and fees	6,355	6,595	5,555	18,833	16,439
Presold mortgage loan fees and gains on sale	471	315	690	1,236	1,616
Commissions from sales of financial products	1,678	1,388	1,371	4,474	4,068
SBA loan sale gains	869	151	1,108	1,072	3,339
Bank-owned life insurance income	1,289	1,221	1,205	3,738	3,548
Securities losses, net	(27,905)	—	—	(27,905)	(1,161)
Other Income, net	139	695	(670)	948	900
Total noninterest income	(12,879)	14,341	13,579	14,364	41,076
Noninterest expenses
Salaries, incentives and commissions expense	31,065	29,005	29,955	88,731	85,406
Employee benefit expense	5,751	6,187	6,495	18,033	19,467
Total personnel expense	36,816	35,192	36,450	106,764	104,873
Occupancy and equipment expense	5,145	5,195	4,884	15,532	15,835
Intangibles amortization expense	1,394	1,468	1,613	4,378	5,041
Other operating expenses	16,856	17,128	16,903	50,413	51,579
Total noninterest expenses	60,211	58,983	59,850	177,087	177,328
Income before income taxes	25,957	49,822	22,572	122,555	91,239
Income tax expense	5,594	11,256	3,892	27,220	18,575
Net income	$20,363	$38,566	$18,680	$95,335	$72,664
Earnings per common share:
Basic	$0.49	$0.93	$0.45	$2.30	$1.76
Diluted	0.49	0.93	0.45	2.30	1.76

Third Quarter 2025 Results

First Bancorp and Subsidiaries Financial Summary

CONSOLIDATED BALANCE SHEETS
($ in thousands - unaudited)	September 30, 2025	June 30, 2025	September 30, 2024
Assets
Cash and due from banks, noninterest-bearing	$138,369	$139,486	$74,034
Due from banks, interest-bearing	459,606	571,800	670,407
Total cash and cash equivalents	597,975	711,286	744,441

Securities available for sale	2,165,668	2,144,831	1,907,458
Securities held to maturity	514,733	516,405	521,801
Presold mortgages and SBA loans held for sale	4,032	8,928	9,888

Loans	8,419,224	8,225,650	8,013,538
Allowance for credit losses on loans	(120,948)	(120,545)	(122,718)
Net loans	8,298,276	8,105,105	7,890,820

Premises and equipment, net	141,441	141,661	144,868
Accrued interest receivable	35,986	36,681	32,890
Goodwill	478,750	478,750	478,750
Other intangible assets, net	18,526	19,920	24,466
Bank-owned life insurance	191,911	190,817	187,236
Other assets	302,965	253,881	210,812
Total assets	$12,750,263	$12,608,265	$12,153,430

Liabilities
Deposits:
Noninterest-bearing deposits	$3,580,560	$3,542,626	$3,350,237
Interest-bearing deposits	7,300,610	7,287,754	7,154,692
Total deposits	10,881,170	10,830,380	10,504,929

Borrowings	92,421	92,237	91,694
Accrued interest payable	4,436	4,340	5,566
Other liabilities	168,913	125,128	73,716
Total liabilities	11,146,940	11,052,085	10,675,905

Shareholders’ equity
Common stock	973,235	973,041	970,450
Retained earnings	823,483	812,657	761,881
Stock in rabbi trust assumed in acquisition	(877)	(869)	(1,148)
Rabbi trust obligation	877	869	1,148
Accumulated other comprehensive loss	(193,395)	(229,518)	(254,806)
Total shareholders’ equity	1,603,323	1,556,180	1,477,525
Total liabilities and shareholders’ equity	$12,750,263	$12,608,265	$12,153,430

Third Quarter 2025 Results

First Bancorp and Subsidiaries Financial Summary

TREND INFORMATION
	For the Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

PERFORMANCE RATIOS (annualized)
ROA (1)	0.64%	1.24%	1.21%	0.12%	0.61%
Adjusted ROA (2)	1.31%	1.24%	1.21%	1.03%	0.61%
ROCE (3)	5.14%	10.11%	10.06%	0.96%	5.14%
Adjusted ROCE (4)	10.55%	10.11%	10.06%	8.60%	5.14%
ROTCE (5)	7.83%	15.25%	15.54%	1.93%	8.30%
Adjusted ROTCE (6)	15.66%	15.25%	15.54%	13.39%	8.30%

COMMON SHARE DATA
Cash dividends declared - common	$0.23	$0.23	$0.22	$0.22	$0.22
Book value per common share	$38.67	$37.53	$36.46	$34.96	$35.74
Tangible book value per share (7)	$26.98	$25.82	$24.69	$23.17	$23.91
Common shares outstanding at end of period	41,465,437	41,468,098	41,368,828	41,347,418	41,340,099
Weighted average shares outstanding - diluted	41,481,542	41,441,393	41,406,525	41,422,973	41,366,743

CAPITAL INFORMATION (preliminary for current quarter)
Tangible common equity to tangible assets (8)	9.12%	8.83%	8.55%	8.22%	8.47%
Common equity tier I capital ratio	14.35%	14.64%	14.52%	14.35%	14.37%
Total risk-based capital ratio	16.58%	16.90%	16.80%	16.63%	16.65%

(1) Calculated by dividing annualized net income by average assets.
(2) See Appendix E for a reconciliation of ROA to adjusted ROA.
(3) Calculated by dividing annualized tangible net income (net income adjusted for intangible asset amortization, net of tax), by average common equity. See Appendix F for the components of the calculation.

(4) See Appendix F for a reconciliation of ROCE to adjusted ROCE.
(5) Return on average tangible common equity is a non-GAAP financial measure. See Appendix G for the components of the calculation and the reconciliation of average common equity to average TCE.
(6) See Appendix G for a reconciliation of ROTCE to adjusted ROTCE.
(7) Tangible book value per share is a non-GAAP financial measure. See Appendix A for a reconciliation of common equity to tangible common equity and Appendix B for the resulting calculation.
(8) Tangible common equity ratio is a non-GAAP financial measure. See Appendix A for a reconciliation of common equity to tangible common equity and Appendix C for the resulting calculation.

	For the Three Months Ended
INCOME STATEMENT ($ in thousands except per share data)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Net interest income	$102,489	$96,676	$92,883	$88,841	$83,043
Provision for credit losses	3,442	2,212	1,116	507	14,200
Noninterest income	(12,879)	14,341	12,902	(23,177)	13,579
Noninterest expense	60,211	58,983	57,893	58,279	59,850
Income before income taxes	25,957	49,822	46,776	6,878	22,572
Income tax expense	5,594	11,256	10,370	3,327	3,892
Net income	20,363	38,566	36,406	3,551	18,680

Earnings per common share - diluted	$0.49	$0.93	$0.88	$0.08	$0.45

Third Quarter 2025 Results

First Bancorp and Subsidiaries Financial Summary
AVERAGE BALANCES AND NET INTEREST INCOME ANALYSIS - QUARTERS

	For the Three Months Ended
	September 30, 2025			June 30, 2025			September 30, 2024
($ in thousands)	Average Volume	Interest Earned or Paid	Average Rate	Average Volume	Interest Earned or Paid	Average Rate	Average Volume	Interest Earned or Paid	Average Rate
Assets
Loans (1) (2)	$8,297,643	$118,822	5.69%	$8,187,662	$112,931	5.53%	$8,019,730	$111,076	5.51%
Taxable securities	2,637,711	17,571	2.66%	2,697,338	16,857	2.50%	2,493,924	10,779	1.73%
Non-taxable securities	286,750	1,114	1.56%	287,848	1,116	1.55%	290,939	1,116	1.53%
Short-term investments, primarily interest-bearing cash	571,922	6,693	4.64%	505,912	5,837	4.63%	684,634	8,438	4.90%
Total interest-earning assets	11,794,026	144,200	4.86%	11,678,760	136,741	4.69%	11,489,227	131,409	4.56%
Cash and due from banks	149,771			153,074			84,060
Premises and equipment	141,858			142,090			146,448
Other assets	554,361			484,448			406,878
Total assets	$12,640,016			$12,458,372			$12,126,613
Liabilities
Interest-bearing checking	$1,403,683	$2,420	0.68%	$1,434,559	$2,426	0.68%	$1,393,611	$2,688	0.77%
Money market deposits	4,510,662	31,674	2.79%	4,358,877	29,947	2.76%	4,173,884	34,878	3.32%
Savings deposits	535,464	267	0.20%	538,843	252	0.19%	552,721	315	0.23%
Other time deposits	514,143	3,029	2.34%	534,242	3,088	2.32%	622,752	4,728	3.02%
Time deposits >$250,000	328,207	2,645	3.20%	345,916	2,692	3.12%	390,208	3,811	3.89%
Total interest-bearing deposits	7,292,159	40,035	2.18%	7,212,437	38,405	2.14%	7,133,176	46,420	2.59%
Borrowings	92,349	1,676	7.20%	92,199	1,660	7.22%	97,150	1,946	7.97%
Total interest-bearing liabilities	7,384,508	41,711	2.24%	7,304,636	40,065	2.20%	7,230,326	48,366	2.66%
Noninterest-bearing checking	3,550,499			3,522,117			3,376,061
Other liabilities	133,905			101,069			75,197
Shareholders’ equity	1,571,104			1,530,550			1,445,029
Total liabilities and shareholders’ equity	$12,640,016			$12,458,372			$12,126,613
Net yield on interest-earning assets and net interest income		$102,489	3.46%		$96,676	3.32%		$83,043	2.88%
Net yield on interest-earning assets and net interest income – tax-equivalent (3)		$102,828	3.47%		$96,887	3.32%		$83,765	2.91%
Interest rate spread			2.62%			2.49%			1.90%
Average prime rate			7.46%			7.50%			8.43%
(1)   Average loans include nonaccruing loans, the effect of which is to lower the average rate shown. Interest earned includes recognized net loan fees, including late fees, prepayment fees, and net deferred loan (cost)/fee amortization in the amounts of $(274,000), $(296,000) and $(367,000) for the three months ended September 30, 2025, June 30, 2025 and September 30, 2024, respectively.
(2)   Includes accretion of discount on acquired loans of $1.6 million, $1.5 million and $2.0 million for the three months ended September 30, 2025, June 30, 2025 and September 30, 2024, respectively.
(3)   Includes tax-equivalent adjustments to reflect the tax benefit that we receive related to tax-exempt securities and loans as reduced by the related nondeductible portion of interest expense.

Third Quarter 2025 Results

First Bancorp and Subsidiaries Financial Summary
AVERAGE BALANCES AND NET INTEREST INCOME ANALYSIS - YEAR-TO-DATE

	For the Nine Months Ended
	September 30, 2025			September 30, 2024
($ in thousands)	Average Volume	Interest Earned or Paid	Average Rate	Average Volume	Interest Earned or Paid	Average Rate
Assets
Loans (1) (2)	$8,198,263	$342,286	5.58%	$8,064,480	$331,346	5.49%
Taxable securities	2,654,737	49,952	2.51%	2,633,093	34,798	1.76%
Non-taxable securities	287,826	3,346	1.55%	292,056	3,350	1.53%
Short-term investments, primarily interest-bearing cash	527,322	18,017	4.57%	490,782	17,351	4.72%
Total interest-earning assets	11,668,148	413,601	4.74%	11,480,411	386,845	4.50%
Cash and due from banks	145,593			86,514
Premises and equipment	142,333			149,073
Other assets	487,172			381,806
Total assets	$12,443,246			$12,097,804
Liabilities
Interest-bearing checking	$1,423,164	$7,343	0.69%	$1,398,137	$7,472	0.71%
Money market deposits	4,403,000	90,801	2.76%	3,961,707	95,102	3.21%
Savings deposits	537,790	759	0.19%	571,730	940	0.22%
Other time deposits	535,515	9,470	2.36%	689,941	16,237	3.14%
Time deposits >$250,000	342,011	8,186	3.20%	372,561	10,548	3.78%
Total interest-bearing deposits	7,241,480	116,559	2.15%	6,994,076	130,299	2.49%
Borrowings	92,171	4,994	7.24%	280,370	13,114	6.25%
Total interest-bearing liabilities	7,333,651	121,553	2.22%	7,274,446	143,413	2.63%
Noninterest-bearing checking	3,483,214			3,346,669
Other liabilities	102,828			76,922
Shareholders’ equity	1,523,553			1,399,767
Total liabilities and shareholders’ equity	$12,443,246			$12,097,804
Net yield on interest-earning assets and net interest income		$292,048	3.34%		$243,432	2.83%
Net yield on interest-earning assets and net interest income – tax-equivalent (3)		$293,035	3.35%		$245,618	2.87%
Interest rate spread			2.52%			1.87%
Average prime rate			7.49%			8.48%
(1)   Average loans include nonaccruing loans, the effect of which is to lower the average rate shown. Interest earned includes recognized net loan fees, including late fees, prepayment fees, and net deferred loan (cost)/fee amortization in the amounts of $(864,000) and $(1,253,000) for the nine months ended September 30, 2025 and September 30, 2024, respectively.
(2)   Includes accretion of discount on acquired loans of $4.8 million and $6.7 million for the nine months ended September 30, 2025 and September 30, 2024, respectively.
(3)   Includes tax-equivalent adjustments to reflect the tax benefit that we receive related to tax-exempt securities and loans as reduced by the related nondeductible portion of interest expense.

Third Quarter 2025 Results

Reconciliation of non-GAAP measures
APPENDIX A: Reconciliation of Common Equity to Tangible Common Equity ("TCE")

	For the Three Months Ended
($ in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Total shareholders' common equity	$1,603,323	$1,556,180	$1,508,176	$1,445,611	$1,477,525
Less: Goodwill and other intangibles, net of related taxes	(484,623)	(485,657)	(486,749)	(487,660)	(489,139)
Tangible common equity	$1,118,700	$1,070,523	$1,021,427	$957,951	$988,386

APPENDIX B: Calculation of Tangible Book Value Per Share ("TBVPS")

	For the Three Months Ended
($ in thousands except per share data)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Tangible common equity (Appendix A)	$1,118,700	$1,070,523	$1,021,427	$957,951	$988,386

Common shares outstanding	41,465,437	41,468,098	41,368,828	41,347,418	41,340,099
Tangible book value per common share	$26.98	$25.82	$24.69	$23.17	$23.91

APPENDIX C: TCE Ratio

	For the Three Months Ended
($ in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Tangible common equity (Appendix A)	$1,118,700	$1,070,523	$1,021,427	$957,951	$988,386

Total assets	12,750,263	12,608,265	12,436,245	12,147,694	12,153,430
Less: Goodwill and other intangibles, net of related taxes	(484,623)	(485,657)	(486,749)	(487,660)	(489,139)
Tangible assets ("TA")	$12,265,640	$12,122,608	$11,949,496	$11,660,034	$11,664,291
TCE to TA ratio	9.12%	8.83%	8.55%	8.22%	8.47%

Third Quarter 2025 Results

Reconciliation of non-GAAP measures, continued
APPENDIX D: Adjusted Net Income and Adjusted D-EPS

	For the Three Months Ended			For the Nine Months Ended
($ in thousands)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

Net income (A)	$20,363	$38,566	$18,680	$95,335	$72,664
Impact of loss-earnback
Securities loss from loss-earnback	27,905	—	—	27,905	—
Less, tax impact	(6,472)	—	—	(6,472)	—
After-tax impact of loss-earnback	21,433	—	—	21,433	—

Adjusted net income (B)	$41,796	$38,566	$18,680	$116,768	$72,664

Weighted average shares outstanding - diluted (C)	41,481,542	41,441,393	41,366,743	41,443,636	41,294,137

D-EPS (A/C)	$0.49	$0.93	$0.45	$2.30	$1.76
Adjusted D-EPS (B/C)	$1.01	$0.93	$0.45	$2.82	$1.76

APPENDIX E: Calculation of Return on Average Assets ("ROA") and Adjusted ROA

	For the Three Months Ended
($ in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Net income (A)	$20,363	$38,566	$36,406	$3,551	$18,680
After-tax impact of loss-earnback	21,433	—	—	28,160	—
Adjusted net income (B)	$41,796	$38,566	$36,406	$31,711	$18,680

Average total assets (C)	$12,640,016	$12,458,372	$12,226,810	$12,243,771	$12,126,613

ROA (A/C)	0.64%	1.24%	1.21%	0.12%	0.61%
Adjusted ROA (B/C)	1.31%	1.24%	1.21%	1.03%	0.61%

APPENDIX F: Calculation of Return on Common Equity ("ROCE") and Adjusted ROCE

	For the Three Months Ended
($ in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Net income (A)	$20,363	$38,566	$36,406	$3,551	$18,680
After-tax impact of loss-earnback	21,433	—	—	28,160	—
Adjusted net income (B)	$41,796	$38,566	$36,406	$31,711	$18,680

Average common equity (C)	$1,571,104	$1,530,550	$1,467,871	$1,466,181	$1,445,029

ROCE (A/C)	5.14%	10.11%	10.06%	0.96%	5.14%
Adjusted ROCE (B/C)	10.55%	10.11%	10.06%	8.60%	5.14%

Third Quarter 2025 Results

Reconciliation of non-GAAP measures, continued
APPENDIX G: Calculation of Return on TCE ("ROTCE") and Adjusted ROTCE

	For the Three Months Ended
($ in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Net Income	$20,363	$38,566	$36,406	$3,551	$18,680
Intangible asset amortization, net of taxes	1,066	1,123	1,159	1,195	1,240
Tangible Net income (A)	21,429	39,689	37,565	4,746	19,920
After-tax impact of loss-earnback	21,433	—	—	28,160	—
Adjusted tangible net income (B)	$42,862	$39,689	$37,565	$32,906	$19,920

Average common equity	$1,571,104	$1,530,550	$1,467,871	$1,466,181	$1,445,029
Less: Average goodwill and other intangibles, net of related taxes	(485,331)	(486,393)	(487,395)	(488,624)	(489,987)
Average TCE (C)	$1,085,773	$1,044,157	$980,476	$977,557	$955,042

ROTCE (A/C)	7.83%	15.25%	15.54%	1.93%	8.30%
Adjusted ROTCE (B/C)	15.66%	15.25%	15.54%	13.39%	8.30%

Appendix H: Impact of Hurricane Helene

	For the Three Months Ended			For the Nine Months Ended
($ in thousands)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

Impact of Hurricane Helene
Provision for (benefit from) credit losses	$(4,000)	$(3,500)	$13,000	$(9,500)	$13,000
Building repairs and maintenance	—	—	300	—	300
Other	—	—	96	—	96
Total	(4,000)	(3,500)	13,396	(9,500)	13,396
Less, tax impact	928	812	(3,102)	2,204	(3,102)
After-tax impact of Hurricane Helene	$(3,072)	$(2,688)	$10,294	$(7,296)	$10,294

Weighted average shares outstanding - diluted	41,481,542	41,441,393	41,366,743	41,443,636	41,294,137

Impact of Hurricane Helene per diluted share	$0.07	$0.06	$(0.25)	$0.18	$(0.25)

Third Quarter 2025 Results

Supplemental information
APPENDIX I: Loan purchase discount accretion and its impact on the Company's NIM
Included in interest income for the third quarter of 2025 was loan purchase accounting discount accretion of $1.6 million compared to $1.5 million for the linked quarter and $2.0 million for the like quarter, with the activity primarily related to the continued repayments/reduction of the loan portfolio acquired from GrandSouth Bancorporation in January of 2023. Loan discount accretion had positive impacts of 4 basis points, 4 basis points and 6 basis points, respectively, on the Company's NIM and NIM-T/E in the third quarter of 2025, the linked quarter and the like quarter.
The following table presents the impact to net interest income of the purchase accounting adjustments for each period.

	For the Three Months Ended
NET INTEREST INCOME PURCHASE ACCOUNTING ADJUSTMENTS ($ in thousands)	September 30, 2025	June 30, 2025	September 30, 2024

Interest income - increased by accretion of loan discount on acquired loans	$1,584	$1,457	$2,003
Total interest income impact	1,584	1,457	2,003
Interest expense - increased by discount accretion on deposits	(77)	(102)	(174)
Interest expense - increased by discount accretion on borrowings	(197)	(194)	(193)
Total net interest expense impact	(274)	(296)	(367)
Total impact on net interest income	$1,310	$1,161	$1,636